UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2010
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	000-23064 (Commission file number)	73-1136584 (IRS Employer Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 27, 2010 Stillwater National Bank and Trust Company (the “Bank”), a wholly owned subsidiary of Southwest Bancorp, Inc., Stillwater, Oklahoma, executed a written formal agreement (the “Agreement”) with the Office of the Comptroller of the Currency (“OCC”) relating to its levels of commercial real estate lending and problem assets. The OCC is the primary federal regulator for national banks. The OCC will publish a copy of the Agreement available on its website which is located at www.occ.treas.gov.
The Agreement is based on the findings of the OCC during a 2009 on-site examination. The OCC provided the results of the examination to the Bank earlier this month
Under the terms of the January 27, 2010, Agreement with the OCC, Stillwater National is required, to submit written plans to the OCC and to take required actions relating to the following items:
•	Establishing and ensuring compliance with a plan to reduce credit risk and improve loan portfolio management;

•	Eliminating credit weaknesses in nonperforming and potential problem loans;

•	On-going review and grading of the Bank’s loan portfolio;

•	Improving the Bank’s position regarding nonperforming and potential problem loans and other real estate owned;

•	Improving loan portfolio concentration risk management; and

•	Establishing and operating a loan workout department.
In addition, the Bank is required to prepare a three-year capital plan; and to obtain OCC approval before increasing its use of brokered deposits or declaring dividends.
The compliance committee of the Board of Directors of the Bank will submit quarterly reports to the OCC setting forth a description of the actions needed to achieve full compliance with the formal agreement, actions taken to comply, and the results and status of these actions.
Stillwater National remains well-capitalized for regulatory purposes with a leverage ratio of 11.37%, a tier I risk based capital ratio of 12.00%, and a total risk based capital ratio of $13.84%. General regulatory minimums to be well-capitalized are a leverage ratio of 5.00%, a tier I risk based capital ratio of 6.00%, and a total risk based capital ratio of 10.00%.
The above description is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     On January 28, 2010, Southwest Bancorp, Inc. issued a press release regarding its results of operations and financial condition for the year and quarter ended December 31, 2009. The text of the press release is included as Exhibit 99 to this report. Southwest Bancorp will include final financial statements and additional analyses as part of its Annual Report on Form 10-K for the year ended December 31, 2009.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit 10	Written agreement between Stillwater National Bank and Trust Company and the Comptroller of the Currency of the United States

Exhibit 99	Press Release dated January 28, 2010.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: January 28, 2010